New Hampshire Thrift Bancshares, Inc. Reports 2015 First Quarter Results

NEWPORT, NH -- (Marketwired - April 21, 2015) - New Hampshire Thrift Bancshares, Inc. ("we," "us," "our" or the "Company") (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today announced results for the quarter ended March 31, 2015. Consolidated net income for the first quarter of 2015 was $2.3 million, or $0.28 per diluted common share, compared to $2.1 million, or $0.25 per diluted common share, for the same period in 2014 and $2.9 million, or $0.34 per diluted common share, for the fourth quarter of 2014.

"The first quarter results were in line with our expectations. During the latter part of the first quarter, we experienced upticks in our residential and commercial pipelines positioning us for strong production volume in the second quarter," President and Chief Executive Officer, Steve Theroux, commented. "Additionally, as part of our ongoing efforts to prevent fraud which has become prevalent in our industry, we implemented the LSB Alert Center to enhance the detection of fraudulent debit card transactions. We anticipate this program will reduce our exposure to losses while simultaneously enhancing the security of customers' accounts."

First Quarter Highlights

Highlights of the first quarter of 2015 include:

  Total assets decreased $16.6 million, or 1.11%, to $1.5 billion.
  Loans decreased $14.2 million, or 1.18%, to $1.2 billion as of March 31, 2015
  Loans totaling $60.1 million were originated.
  Our loan servicing portfolio increased $7.1 million to $418.7 million.
  As a percentage of total loans, non-performing loans decreased to 0.57% at March 31, 2015.
  Net loan charge-offs were $376 thousand, or 0.12% (annualized), of average loans for the quarter ended March 31, 2015.
  Deposits decreased $21.5 million, or 1.86%, to $1.1 billion.
  Return on average common equity of 7.02% and return on average assets of 0.62%.
  Book value per common share increased 1.06% to $16.14 as of March 31, 2015.
  Noninterest expense decreased 3.65% to $11.4 million compared to the fourth quarter of 2014.

Earnings Summary

The net income available to common stockholders decreased $513 thousand, or 18.35%, compared to the fourth quarter of 2014. The decrease in net income available to common stockholders for the quarter ended March 31, 2015 compared to the quarter ended December 31, 2014 resulted from decreases of $170 thousand, or 1.63%, in net interest income and $432 thousand, or 3.65%, in noninterest expenses, offset, in part, by an increase of $706 thousand in provision for income taxes due to significant tax credits recorded in the fourth quarter of 2014.

Net Interest Income and Margin

Net interest and dividend income for the quarter ended March 31, 2015 decreased $170 thousand, or 1.63%, compared to the fourth quarter of 2014, primarily driven by the decrease in net loans receivable during the period. Interest and dividend income decreased $219 thousand, or 1.78%, to $12.1 million for the quarter ended March 31, 2015 compared to the quarter ended December 31, 2014, which included a decrease of $203 thousand, or 1.72%, in interest and fees on loans. Interest expense decreased $49 thousand, or 2.62%.

For the quarter ended March 31, 2015, our net interest margin decreased to 2.99% compared to 3.07% for the quarter ended December 31, 2014 due primarily to a decrease in the average yield on loans. The average cost of deposits for the first quarter of 2015 was 0.39% compared to 0.41% for the fourth quarter of 2014.

The average cost of funds for the quarter ended March 31, 2015 was 0.57% compared to 0.58% for the quarter ended December 31, 2014.

Provision for Loan Losses

We recognized an increase of $36 thousand in the provision for loan losses compared to the fourth quarter of 2014. Net loan charge-offs were $376 thousand, or 0.12% (annualized) of average loans for the quarter ended March 31, 2015 compared to net loan charge-offs of $427 thousand, or 0.14% (annualized) of average loans for the fourth quarter of 2014.

Noninterest Income

Noninterest income for the first quarter of 2015 was $4.8 million, a decrease of $68 thousand compared to the fourth quarter of 2014. The decrease was primarily due to decreases of $132 thousand in customer service fees, $157 thousand in net gains on sales of loans, and $107 thousand in trust and management fees, partially offset by increases of $165 thousand in gains on sales and calls of securities and $208 thousand in insurance commissions due, in part, to receipt of $135 thousand of contingency commissions during the first quarter of 2015.

Noninterest Expense

Noninterest expense for the first quarter of 2015 decreased $432 thousand, or 3.65%, compared to the fourth quarter of 2014. The decrease included decreases of $585 thousand in salaries and employee benefits driven by higher incentive expenses during the fourth quarter of 2014 and $80 thousand in advertising and promotion, partially offset by an increase of $94 thousand in occupancy expense including the seasonal increases of $125 thousand for snow removal and $61 thousand for heating fuel.

Income Tax Provision

Income tax expense for the first quarter of 2015 increased $706 thousand to $1.1 million compared to the fourth quarter of 2014 primarily due to the recognition of a tax benefit related to funding of a tax credit investment during the fourth quarter of 2014. Our effective tax rate was 31.69% for the quarter ended March 31, 2015.

Loans and Credit Quality

Loans decreased $14.2 million, or 1.18%, to $1.2 billion at March 31, 2015 compared to $1.2 billion at December 31, 2014. The decrease reflects decreases of $10.2 million in conventional real estate mortgage loans, $700 thousand in commercial real estate mortgage loans, $682 thousand in home equity loans, $5.6 million in commercial and industrial loans, and $856 thousand in consumer loans, partially offset by an increase of $3.4 million in construction and land loans.

At March 31, 2015, nonperforming loans totaled $6.8 million, or 0.57%, of total loans compared to $7.3 million, or 0.61%, of total loans at December 31, 2014. The allowance for loan losses to nonperforming loans at March 31, 2015 was 132.62% compared to 119.74% at December 31, 2014.

Deposits and Funding

Deposits decreased $21.5 million, or 1.86%, to $1.1 billion at March 31, 2015 compared to December 31, 2014. The historically consistent first quarter decrease was primarily due to decreases of $9.1 million in noninterest accounts and $21.9 million in time deposits, partially offset by an increase of $9.7 million in savings and money market accounts. Our noninterest-bearing deposits decreased $9.1 million, or 7.72%, and interest-bearing deposits decreased $12.4 million, or 1.20%, comparing March 31, 2015 to balances at December 31, 2014.

Quarterly Dividend

On April 9, 2015, the Company declared a regular quarterly cash dividend of $0.13 per share payable April 30, 2015 to stockholders of record as of April 23, 2015.

Annual Meeting

The 2015 Annual Meeting of Stockholders will be held on May 14, 2015 at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire at 10:00 a.m.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the holding company of Lake Sunapee Bank, fsb, a federally chartered savings bank that provides a wide range of life-cycle banking and financial services. Lake Sunapee Bank has four wholly owned subsidiaries: Lake Sunapee Financial Services Corp.; Lake Sunapee Group, Inc., which owns and maintains all buildings and investment properties; McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency; and Charter Holding Corp., which wholly owns Charter Trust Company, a trust services and wealth management company. New Hampshire Thrift Bancshares, Inc., through its direct and indirect subsidiaries, operates 30 offices in New Hampshire in Grafton, Hillsborough, Merrimack and Sullivan counties and 16 offices in Vermont in Orange, Rutland and Windsor counties.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and Lake Sunapee Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                   New Hampshire Thrift Bancshares, Inc.
                       Selected Financial Highlights

                                                           Three Months
                                                         Ended March 31,
(Dollars in thousands except for per share data)         2015        2014
                                                      ---------   ---------
Net Income                                            $   2,303   $   2,143
Per Common Share Data:
  Basic Earnings                                           0.28        0.25
  Diluted Earnings (1)                                     0.28        0.25
  Dividends Paid                                           0.13        0.13
  Dividend Payout Ratio                                   46.43%      52.00%

                                                            As of
                                                   March 31,      December
(Dollars in thousands except for per share data)      2015        31, 2014
                                                  -----------   -----------
Total Assets                                      $ 1,487,146   $ 1,503,786
Total Securities (2)                                  122,270       126,460
Loans, Net                                          1,192,647     1,206,845
Total Deposits                                      1,131,225     1,152,714
Federal Home Loan Bank Advances                       140,994       140,992
Stockholders' Equity                                  141,396       139,836
Book Value per Common Share                       $     16.14   $     15.97
Common Shares Outstanding                           8,264,278     8,258,031

Leverage (Tier I) Capital                                9.28%         8.43%

Number of Offices:
  Banking Offices                                          36            36
  Insurance Offices                                         3             3
  Trust Offices                                             7             7

    (1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.
    (2) Includes available-for-sale securities shown at fair value and
        Federal Home Loan Bank stock at cost.

                    New Hampshire Thrift Bancshares, Inc.
                         Consolidated Balance Sheets

                                                March 31,      December 31,
(Dollars in thousands)                             2015            2014
                                              -------------   -------------
ASSETS                                         (Unaudited)
Cash and due from banks                       $      45,608   $      24,957
Interest-bearing deposit with the Federal
 Reserve Bank                                           194          26,163
                                              -------------   -------------
  Cash and cash equivalents                          45,802          51,120
Interest-bearing time deposits with other
 banks                                                  747             747
Securities available-for-sale                       111,508         115,698
Federal Home Loan Bank stock                         10,762          10,762
Loans held-for-sale                                   4,157           2,000
Loans receivable, net of the allowance for
 loan losses of $9.1 million as of March 31,
 2015 and $9.3 million as of December 31,
 2014                                             1,192,647       1,206,845
Accrued interest receivable                           3,236           2,576
Premises and equipment, net                          24,448          24,391
Investments in real estate                            3,500           3,533
Other real estate owned                                 607             251
Goodwill                                             44,576          44,576
Intangible assets                                     8,942           9,332
Bank owned life insurance                            20,342          20,187
Due from broker                                       4,653               -
Other assets                                         11,219          11,768
                                              -------------   -------------
    Total assets                              $   1,487,146   $   1,503,786
                                              -------------   -------------

LIABILITIES
Deposits:
  Noninterest-bearing                         $     108,791   $     117,889
  Interest-bearing                                1,022,434       1,034,825
                                              -------------   -------------
    Total deposits                                1,131,225       1,152,714
Federal Home Loan Bank advances                     140,994         140,992
Securities sold under agreements to
 repurchase                                          16,205          16,756
Subordinated debentures                              37,620          37,620
Accrued expenses and other liabilities               19,706          15,868
                                              -------------   -------------
    Total liabilities                             1,345,750       1,363,950
                                              -------------   -------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per share:
   2,500,000 shares authorized, non-
   cumulative perpetual Series B; 8,000
   shares issued and outstanding at March
   31, 2015 and December 31, 2014;
   liquidation value $1,000 per share                     -               -
  Common stock, $.01 par value per share:
   10,000,000 shares authorized, 8,698,607
   shares issued and 8,264,278 shares
   outstanding at March 31, 2015 and
   8,692,360 shares issued and 8,258,031
   shares outstanding at December 31, 2014               87              87
  Paid-in capital                                    86,670          86,561
  Retained earnings                                  65,071          63,876
  Unearned restricted stock awards                     (586)           (598)
  Accumulated other comprehensive loss               (3,095)         (3,339)
  Treasury stock, 434,329 shares as of March
   31, 2015 and December 31, 2014, at cost           (6,751)         (6,751)
                                              -------------   -------------
    Total stockholders' equity                      141,396         139,836
                                              -------------   -------------
    Total liabilities and stockholders'
     equity                                   $   1,487,146   $   1,503,786
                                              -------------   -------------

                    New Hampshire Thrift Bancshares, Inc.
                Consolidated Statements of Income (unaudited)

                                                       Three Months Ended
                                                    March 31,     March 31,
(Dollars in thousands, except for per share data)      2015          2014
                                                   -----------   -----------
Interest and dividend income
  Interest and fees on loans                       $    11,590   $    11,350
  Interest on debt investments:
    Taxable                                                313           325
  Dividends                                                 48            35
  Other                                                    105           170
                                                   -----------   -----------
    Total interest and dividend income                  12,056        11,880
                                                   -----------   -----------

Interest expense
  Interest on deposits                                   1,066         1,102
  Interest on advances and other borrowed money            757           525
                                                   -----------   -----------
    Total interest expense                               1,823         1,627
                                                   -----------   -----------

  Net interest and dividend income                      10,233        10,253

Provision for loan losses                                  205             -
                                                   -----------   -----------

  Net interest and dividend income after
   provision for loan losses                            10,028        10,253
                                                   -----------   -----------

Noninterest income
  Customer service fees                                  1,378         1,438
  Net gain on sales and calls of securities                373             8
  Mortgage banking activities                              128           131
  Net loss on sales of other real estate owned,
   other assets and premises and equipment
   premises and equipment                                   (3)            -
  Rental income                                            169           175
  Bank owned life insurance income                         146           149
  Trust and investment management fee income             2,043         2,076
  Insurance commission income                              523           484
                                                   -----------   -----------
    Total noninterest income                             4,757         4,461
                                                   -----------   -----------

Noninterest expenses
  Salaries and employee benefits                         6,033         5,998
  Occupancy expenses                                     1,625         1,609
  Advertising and promotion                                174           161
  Depositors' insurance                                    238           271
  Outside services                                         611           652
  Professional services                                    282           272
  ATM processing fees                                      188           221
  Supplies                                                 110           164
  Telephone expense                                        269           295
  Amortization of intangible assets                        390           435
  Other expenses                                         1,494         1,594
                                                   -----------   -----------
    Total noninterest expense                           11,414        11,672
                                                   -----------   -----------

Income before provision for income taxes                 3,371         3,042

Provision for income taxes                               1,068           899
                                                   -----------   -----------

Net income                                         $     2,303   $     2,143
                                                   -----------   -----------
Net income available to common stockholders        $     2,282   $     2,085
                                                   -----------   -----------

Earnings per common share, basic                   $      0.28   $      0.25
                                                   -----------   -----------
  Average number of shares, basic                    8,261,383     8,218,465

Earnings per common share, assuming dilution       $      0.28   $      0.25
                                                   -----------   -----------
  Average number of shares, assuming dilution        8,275,690     8,231,992

Dividends declared per common share                $      0.13   $      0.13
                                                   -----------   -----------

For additional information contact:
Laura Jacobi
First Senior Vice President
Chief Financial Officer
603-863-0886